Photozou Holdings, Inc.

3760 Market Street Suite 200

Philadelphia, PA 19104 U.S.A.

URL: http://photozouhd.com

April 2nd , 2021

Photozou Koukoku Co., Ltd. (Japan) a subsidiary of Photozou Holdings, Inc. (PTZH) has begun offering used cameras and lenses for sale to American camera enthusiasts via Amazon.com.

Photozou Koukoku Co., Ltd a subsidiary of Photozou Holdings, Inc., (an OTC Company trading under the ticker symbol “PTZH”) has been buying used cameras and lenses in Japan and selling them on Amazon and other sales sites in Japan. Now, in addition to this, we are are going to begin selling used cameras and lenses on Amazon in the United States. One can purchase such items from the following US Amazon site.

https://www.amazon.com/s?me=A1IAMHAF715YSA&marketplaceID=ATVPDKIKX0DER

The products will be sent from Japan to a US Amazon facility, where they will be managed and sold by FBA, so that customers in the US can receive the products quickly and safely through Amazon's distribution channels. More than 90% of the world's camera manufacturers are from Japan, and many high-quality used cameras are available in Japan. Based on our own research we believe the global market for digital cameras is estimated to be worth $13 billion in 2020, and the market for used cameras is expected to be about the same. In the future, we will increase the volume of transactions and intend to sell high-quality used cameras and lenses from Japan to camera enthusiasts in the United States.

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For further information, please contact the following.

Photozou Koukoku Co., Ltd.

CEO: Koichi Ishizuka

ishizuka@photozou.co.jp

4F S-Twin Shinjuku, Yotsuya, Shinjuku-ku, Tokyo, JAPAN 160-0004

TEL: +81-3-6869-1589 FAX: +81-3-6369-3727

“Creating the Shared Value through the Photography”

“Photozou” was established in 2005, and its English translation is “a treasury of photography.” We believe in the dynamic power of pictures, and take a pride in safeguarding the treasures and the legacies within. Our goal is to become a pronominal photo sharing & storage SNS provider for both high-end semiprofessional and enthusiastic photographers in the world.

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Forward-Looking Statements

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